                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
                      UNAUDITED PRO FORMA BALANCE SHEET
                               JUNE 30, 1997

                                                           LEISURE                     PRO FORMA
                                                THE       COMPLEXES                  REFLECTING THE
                                              COMPANY        INC.       PRO FORMA     ACQUISITION
                                              6/30/97      6/30/97     ADJUSTMENTS      6/30/97
                                            ----------   -----------   -----------   -------------
               Assets
Cash & Cash Equivalents..................    4,538,000      601,000                    5,139,000
Marketable Securities....................    4,668,000                                 4,668,000
Inventory................................   10,676,000      275,000                   10,951,000
Prepaid Expenses & Other Current Assets..    4,221,000      598,000                    4,819,000
Prepaid Income Taxes.....................    1,704,000                                 1,704,000
                                           -----------   ----------                  -----------
Total Current Assets.....................   25,807,000    1,474,000                   27,281,000

Property, Plant & Equipment..............  134,876,000   26,574,000    14,426,000    175,876,000
Loan Acquisition Costs...................      267,000                                   267,000
Other Assets.............................    6,353,000      479,000                    6,832,000
Excess of cost over fair value...........    3,579,000      100,000     9,986,000     13,665,000
                                           -----------   ----------                  -----------
Total Assets.............................  170,882,000   28,627,000                  223,921,000
                                           ===========   ==========                  ===========
             Liabilities
Accounts Payable & Accrued Expenses......    8,701,000    2,652,000       (22,000)    11,331,000
Short-term loan payable..................                                                      0
Current portion Long term debt...........    3,785,000    2,388,000                    6,173,000
Taxes Payable............................                                                      0
Other Current Liabilities................                   653,000                      653,000
                                           -----------   ----------                  -----------
Total Current Liabilities................   12,486,000    5,693,000                   18,157,000

Long term debt...........................   13,097,000   27,526,000      2,688,000    43,311,000
Deferred Rent............................      323,000                                   323,000
Deferred Tax Liability...................      254,000                   5,700,000     5,954,000
Other Liabilities........................      401,000                                   401,000
                                           -----------   ----------                  -----------
Total Liabilities........................   26,561,000   33,219,000                   68,146,000

Redeemable Preferred Stock...............                 1,439,000     (1,439,000)            0

Common Stock.............................      120,000       50,000        (45,000)      125,000
Treasury Stock...........................      (47,000)                                  (47,000)
Paid-in Capital..........................  133,452,000   (3,811,000)    15,260,000   144,901,000
Retained Earnings........................   10,796,000   (2,270,000)     2,270,000    10,796,000
                                           -----------   ----------                  -----------
Total Stockholders Equity................  144,321,000   (6,031,000)                 155,775,000
                                           -----------   ----------                  -----------
Total Liabilities & Equity...............  170,882,000   28,627,000                  223,921,000
                                           ===========   ==========                  ===========


                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
            PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996

                            THE   VIRGINIA            YORKTOWN INDIAN
                          COMPANY  BEACH   FLEMINGTON HEIGHTS  RIVER  TUCSON ST. LOUIS
                         ------- -------- ---------- -------- ------ ------ ---------
Operating Revenues....... 21,368     35                  74      54     39      164
Merchandise Sales........  6,536      2                           3
                         ------- -------- ---------- -------- ------ ------ ---------
  Total revenue.......... 27,904     37                  74      57     39      164
Operating expenses....... 13,268     39        25        88      40     11      188
Cost of merchandise
 sold....................  4,458      2                           3
Selling, general and
 administrative
 expenses................  3,580     27                  22       8     26
                         ------- -------- ---------- -------- ------ ------ ---------
Operating income.........  6,598    (31)      (25)      (36)      6      2      (24)
Interest expense.........    370     34                  26             40       42
Other income (expense) ..  2,172    (14)                  3
                         ------- -------- ---------- -------- ------ ------ ---------
Income before income
 taxes...................  8,400    (79)      (25)      (59)      6    (38)     (66)
Income tax expense.......  3,192      0
                         ------- -------- ---------- -------- ------ ------ ---------
Net income...............  5,208    (79)      (25)      (59)      6    (38)     (66)
                         ======= ======== ========== ======== ====== ====== =========
Net income per share ....   0.51
Weighted average shares
 outstanding............. 10,290     50       100        30

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        WEST    PIN   GLEN         CAROLINA
                          CINCINNATI PALM BEACH HIGH BURNIE EASTON SPRINGS  DENVER FLANDERS
                         ---------- ---------- ---- ------ ------ -------- ------ --------
Operating Revenues.......     83        221     294   183    203     668      154    286
Merchandise Sales........    102                114    30             53       52    206
                         ---------- ---------- ---- ------ ------ -------- ------ --------
  Total revenue..........    185        221     408   213    203     721      206    492
Operating expenses.......    106        191     288   164    194     499             141
Cost of merchandise
 sold....................     77                 71    23             48       39    146
Selling, general and
 administrative
 expenses................     19          7      33    22     17      87      263     53
                         ---------- ---------- ---- ------ ------ -------- ------ --------
Operating income.........    (17)        23      16     4     (8)     87      (96)   152
Interest expense.........     33                102    38     69               30      4
Other income (expense) ..                         1
                         ---------- ---------- ---- ------ ------ -------- ------ --------
Income before income
 taxes...................    (50)        23     (85)  (32)   (77)     87     (126)   148
Income tax expense.......
                         ---------- ---------- ---- ------ ------ -------- ------ --------
Net income...............    (50)        23     (85)  (32)   (77)     87     (126)   148
                         ========== ========== ==== ====== ====== ======== ====== ========
Net income per share  ...
Weighted average shares
 outstanding.............                                                      40

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
            PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996



                          WESTMINSTER SEVEN IRON MARGATE MAINEVILLE MILWAUKEE
                         ----------- ---------- -------- ---------- ---------
Operating Revenues.......     311        683                 452        420
Merchandise Sales........                 48
                         ----------- ---------- -------- ---------- ---------
  Total revenue..........     311        731        0        452        420
Operating expenses.......     200        576                 261        326
Cost of merchandise
 sold....................                 38
Selling, general and
 administrative
 expenses................      13         73                  79         70
                         ----------- ---------- -------- ---------- ---------
Operating income ........      98         44        0        112         24
Interest expense.........       4         38                 125         98
Other income (expense) ..                 29                   2
                         ----------- ---------- -------- ---------- ---------
Income before income
 taxes...................      94         35        0        (11)       (74)
Income tax expense.......
                         ----------- ---------- -------- ---------- ---------
Net income...............      94         35        0        (11)       (74)
                         =========== ========== ======== ========== =========
Net income per share ....
Weighted average shares
 outstanding.............                 75                  40

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                            RANDALLS  GREEN
                         RALEIGH DARLINGTON  ISLAND   OAKS
                         ------- ---------- --------  ----- -----
Operating Revenues.......  729      701        797     203
Merchandise Sales........
                         ------  -------    -------   -----
  Total revenue..........  729      701        797     203
Operating expenses.......           304        999     147
Cost of merchandise
 sold....................  427       44         80     115
Selling, general and
 administrative
 expenses................  166      238        466
                         ------  -------    -------   -----
Operating income ........  136      115       (748)    (59)
Interest expense.........            34        142
Other income (expense) ..
                         ------  -------    -------   -----
Income before income
 taxes...................  136       81       (890)    (59)
Income tax expense.......
                         ------  -------    -------   -----
Net income...............  136       81       (890)    (59)
                         ======  =======    ========= =====
Net income per share ....
Weighted average shares
 outstanding.............    0        0          0       8

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
            PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996

                            SAN
                           BRUNO    SOUTHAMPTON  DIVOT CITY
                         -------  -------------- ----------
Operating Revenues......   1,342        286          541
Merchandise Sales.......
                         -------  -------------- ----------
  Total revenue.........   1,342        286          541
Operating expenses......      70        275
Cost of merchandise
 sold...................     125                     452
Selling, general and
 administrative
 expenses...............   1,164                     107
                         -------  -------------- ----------
Operating income........     (17)        11          (18)
Interest expense........      35                      63
Other income (expense) .                              (6)
                         -------  -------------- ----------
Income before income
 taxes..................     (52)        11          (87)
Income tax expense......
                         -------  -------------- ----------
Net income..............     (52)        11          (87)
                         =======  ============== ==========
Net income per share ...
Weighted average shares
 outstanding............       0         20            0

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                             ACTIVE
                                             SPORTS   LEISURE
                                    PALM   MARKETING COMPLEXES  PRO FORMA
                          CARVER   ROYALE     LLC       INC.   ADJUSTMENTS   PRO FORMA
                         -------- -------- --------- --------- -----------   ----------
Operating Revenues.......  1,100      310     397      14,093                  46,189
Merchandise Sales........                                                       7,148
                         -------- -------- --------- --------- -----------   ----------
  Total revenue..........  1,100      310     397      14,093         0        53,337
Operating expenses.......  1,708      376       1      11,972       496        32,952
Cost of merchandise
 sold....................                     234                               6,382
Selling, general and
 administrative
 expenses................                               1,632                   8,172
                         -------- -------- --------- --------- -----------   ----------
Operating income.........   (608)     (66)    162         489      (496)        5,831
Interest expense.........    307       85               1,975       345         4,037
Other income (expense) ..     (8)       5                 420        46         2,557
                         -------- -------- --------- --------- -----------   ----------
Income before income
 taxes...................   (923)    (148)    162      (1,066)   (1,379)        4,351
Income tax expense.......                                (203)   (1,398)        1,591
                         -------- -------- --------- --------- -----------   ----------
Net income...............   (923)    (146)    162        (863)       21         2,760
                         ======== ======== ========= ========= ===========   ==========
Net income per share ....                                                        0.24
Weighted average shares
 outstanding.............    114        0      16         509                  11,292

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
        NOTES TO PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

   (A) Expense adjustments for the period ended December 31, 1996 to reflect the acquisition of the Acquired Companies as if the acquisitions had taken place at the beginning of the period:

                                 DATE        INTEREST     DEPRECIATION
COMPANY                        ACQUIRED    ADJUSTMENT(1)   ADJUSTMENT
-------------------------- -------------- ------------- --------------
Virginia Beach..........   March 1996         $    34       $   (9)
Flemington..............   March 1996
Yorktown Heights........   April 1996              26
Indian River............   May 1996                             (1)
Fairfield...............   June 1996              (11)           6
Tucson..................   June 1996               12
St. Louis...............   June 1996               14            4
West Palm Beach.........   June 1996               20          (19)
San Jose................   July 1996               30           25
Glen Burnie.............   August 1996                          17
Easton..................   July 1996               41          (46)
Carolina Springs........   August 1996                         (50)
Denver..................   August 1996             34           60
Flanders................   August 1996                          32
Westminster.............   September 1996          57           47
Seven Iron..............   November 1996          172          223
Maineville..............   December 1996           43            8
Milwaukee...............   December 1996           22           39
Raleigh.................   Mar-97                  24           13
Darlington..............   Mar-97                  23           41
Randalls Island.........   Mar-97                 (90)        (104)
Green Oaks (Arlington) .   Apr-97                  27           21
San Bruno...............   Apr-97                  81           65
Southampton.............   Jun-97                 (20)         (37)
Divot City..............   Jun-97                  48           40
Carver..................   Jun-97                (307)        (291)
Palm Royale.............   Jun-97                 (35)         (35)
Active Sports Marketing.   Jun-97                  25           47
Leisure Complexes, Inc..   Jul-97                  75          400
                                          ------------- --------------
                                                  345          496
                                          ============= ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              OTHER
                            (INCOME)
COMPANY                      EXPENSE   OTHER
-------------------------- --------- -------
Virginia Beach..........      $ 15     $ 14
Flemington..............
Yorktown Heights........        20
Indian River............        17
Fairfield...............
Tucson..................
St. Louis...............
West Palm Beach.........         9
San Jose................
Glen Burnie.............        10
Easton..................
Carolina Springs........        14
Denver..................         7
Flanders................       156
Westminster ............
Seven Iron .............
Maineville..............        29
Milwaukee...............
Raleigh.................
Darlington..............
Randalls Island.........
Green Oaks (Arlington) .
San Bruno...............
Southampton.............
Divot City..............
Carver..................
Palm Royale.............
Active Sports Marketing.
Leisure Complexes, Inc..               (245)
                           --------- -------
                               277     (231)
                           ========= =======

------------
       (1)   Assumes average borrowing at 8%.

(B) To reflect the income tax effect arising from the losses of the Acquired Companies.
(C)    To reflect the issuance of Common Stock for the Acquired Companies.

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
            PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 1997

                            THE                      RANDALLS GREEN
                          COMPANY RALEIGH DARLINGTON  ISLAND  OAKS  SAN BRUNO SOUTHAMPTON
                         ------- ------- ---------- -------- ----- --------- ------------
Operating Revenues....... 19,079    103       26         33     0      551         77
Merchandise Sales........  7,478               2                        27
                         ------- ------- ---------- -------- ----- --------- ------------
  Total revenue.......... 26,557    103       28         33     0      578         77
Operating expenses....... 12,250     13       95        228     0      406         39
Cost of merchandise
 sold....................  4,904     66        1          0     0       41
Selling, general and
 administrative
 expenses................  2,310      0        0          0              0
                         ------- ------- ---------- -------- ----- --------- ------------
Operating income.........  7,093     24      (68)      (195)    0      131         38
Interest expenses........    386      3        0          0              0         31
Other income (expense)  .    760
                         ------- ------- ---------- -------- ----- --------- ------------
Income before income
 taxes...................  7,467     21      (68)      (195)    0      131          7
Income tax expense.......  2,637                                                    1
                         ------- ------- ---------- -------- ----- --------- ------------
Net income...............  4,630     21      (68)      (195)    0      131          6
                         ======= ======= ========== ======== ===== ========= ============
Net income per share ....   0.38
Weighted average shares
 outstanding............. 12,102      0        0          0     8        0         20

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                  ACTIVE
                          DIVOT           PALM    SPORTS      LEISURE        PRO FORMA
                           CITY   CARVER ROYALE  MARKETING COMPLEXES,INC.   ADJUSTMENTS PRO FORM
                         -------- ------ ------   ------     ---------      ----------- ---------
Operating Revenues.......   142       35   265      123        10,559                     30,993
Merchandise Sales........                    7                                             7,514
                         -------- ------ ------   ------     ---------      ----------- ---------
  Total revenue..........   142       35   272      123        10,559              0      38,507
Operating expenses.......   145      231    97                  8,209             76      21,789
Cost of merchandise
 sold....................                    5      119                                    5,136
Selling, general and
 administrative
 expenses................                   92                  1,051                      3,453
                         -------- ------ ------   ------     ---------      ----------- ---------
Operating income.........    (3)    (196)   78        4         1,299            (76)      8,129
Interest expenses........    12       79    41                  1,406           (390)      1,568
Other income (expense)  .     8                                   204            245       1,217
                         -------- ------ ------   ------     ---------      ----------- ---------
Income before income
 taxes...................    (7)    (275)   37        4            97            559       7,778
Income tax expense.......                                          33             92       2,963
                         -------- ------ ------   ------     ---------      ----------- ---------
Net income...............    (7)    (275)   37        4            64            467       4,815
                         ======== ====== ======   ======     =========      =========== =========
Net income per share ....                                                                   0.38
Weighted average shares
 outstanding.............     0      114     0       16           509                     12,769

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
        NOTES TO PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                          PERIOD ENDED JUNE 30, 1997
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

   (A) Expense adjustments for the period ended June 30, 1997 to reflect the acquisition of the Acquired Companies as if the acquisitions had taken place at the beginning of the period:

                               DATE      INTEREST     DEPRECIATION
COMPANY                      ACQUIRED  ADJUSTMENT(1)   ADJUSTMENT
-------------------------- ---------- ------------- --------------
Raleigh....................   Mar-97         7               7
Darlington.................   Mar-97        14              21
Randalls Island............   Mar-97        13              26
Green Oaks ................   Apr-97
San Bruno..................   Apr-97        39              45
Southampton................   Jun-97        (8)              1
Divot City.................   Jun-97        16              10
Carver.....................   Jun-97       (78)            (20)
Palm Royale................   Jun-97       (16)              7
Active Sports Marketing....   Jun-97         4              12
Leisure Complexes, Inc.....               (381)            (33)
                                        ----------      -----------
                                          (390)             76
                                        ==========      ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              OTHER
                            (INCOME)
COMPANY                      EXPENSE   OTHER
-------------------------- --------- -------
Raleigh....................
Darlington.................
Randalls Island............
Green Oaks.................
San Bruno..................
Southampton................
Divot City.................
Carver.....................
Palm Royale................
Active Sports Marketing....
Leisure Complexes, Inc.                (245)
                           --------- -------
                           0           (245)
                           ========= =======

------------
       (1)    Assumes average borrowing at 8%.
(B) To reflect the income tax effect arising from the losses of the Acquired Companies.
(C)    To reflect the issuance of Common Stock for the Acquired Companies.


                                   Page 1